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Exhibit 10.28

AIRCRAFT LEASE

        THIS LEASE made as of this 6th day of May, 2002 ("Lease") by and between N2T, Inc., an Oregon corporation ("Lessor"), and Oakley, Inc., a Washington corporation, with its principal offices located at One Icon, Foothill Ranch, CA 92610 ("Lessee").

1.    LEASE OF THE AIRCRAFT

        Subject to the terms and conditions contained herein, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor that certain Global Express aircraft bearing manufacturers serial number 9084 and currently registered with the Federal Aviation Administration ("FAA") in the United States of America under registration number N2T with two (2) Rolls Royce model BR710A2-20 engines, manufacturer's serial numbers 12283 and 12282, together with all accessories, parts, appliances, and appurtenances now or hereafter a part thereof, substitutions therefore, and repairs thereto (the "Aircraft").

2.    DELIVERY OF AIRCRAFT

        The Aircraft, together with all current and complete logs, books and records (including any computerized maintenance records) pertaining to the Aircraft and its maintenance in legible form, shall be delivered to Lessee at Hillsboro, Oregon or such other location as may be mutually agreed, on or about May 7, 2002. The date on which Lessee executes the Delivery and Acceptance Certificate in the form attached as Exhibit A hereto is referred to as the "Delivery Date."

3.    TERM

        The "Lease Term" shall commence on the Delivery Date and shall terminate on December 31, 2007 (or earlier in accordance with the next sentence). Lessee will have the right for any reason whatsoever to terminate this Lease before the end of the Lease Term, by giving Lessor not less than sixty (60) days' prior written notice of its intention so to terminate this Lease. No Aggregate Rentals (as defined below) shall be due for any period after termination or early termination of this Lease.

4.    RENT

        Lessee shall pay Lessor as "Fixed Rental" Ninety Thousand Dollars ($90,000) per calendar year during the Lease Term. The Fixed Rental for any partial year during the Lease Term shall be prorated based on the ratio of the number of days in such partial year to 365 days. The prorated Fixed Rental for 2002 shall be due and payable on or before the Delivery Date. Thereafter, the Fixed Rental shall be due and payable on or before the first of January for each subsequent year. If this Lease terminates early, Lessor shall refund to Lessee the prorated Fixed Rental for any unused period. The sum of the Fixed Rentals and all other charges, payments and indemnities due by Lessee hereunder are hereinafter referred to as "Aggregate Rentals."

5.    CERTAIN COVENANTS OF LESSEE

        Lessee hereby covenants and agrees as follows:

        (a)    Furnishing of Information

        Lessee shall furnish from time to time to Lessor such information regarding Lessee's use, operation or maintenance of the Aircraft as Lessor may reasonably request.

        (b)    Lawful Use

        The Aircraft shall not be maintained, used, operated or stored in violation of any law or any rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license or registration relating to the Aircraft or its use, or in violation or breach of any representation or warranty made with respect to obtaining insurance on the Aircraft or any term or condition of such insurance policy. Aircraft operations shall be in compliance with Part 91 of Title 14 of the Code of Federal Regulations.

        (c)    Aircraft Location

        The Aircraft shall not be operated or located in (i) any area excluded from coverage by the terms of insurance or (ii) any recognized or threatened area of hostilities, unless fully covered to Lessor's satisfaction by war risk insurance.

        (d)    Base of the Aircraft

        The Aircraft shall be principally based at Hillsboro, Oregon or such other location as agreed to between Lessor and Lessee during the Lease Term and Lessee agrees to notify Lessor promptly of any change in the principal base.

        (c)    Transportation Code Filings

        Lessee shall, at its sole cost and expense, take all steps necessary to preserve and protect the U.S. registration of the Aircraft under the applicable provisions of Title 49 of the U.S. Code, and the rules and regulations promulgated thereunder.

        (d)    Aircraft Operation

        Lessee will be in operational control of the Aircraft at all times during the term hereof, and shall not sell, transfer, assign, encumber or, except with Lessor's prior written consent, sublet or part with such possession of the Aircraft or any of its rights tinder this Lease and shall be solely responsible for its possession, use and operation. Lessee shall bear all operating costs including, but not limited to: the cost of fuel, crew salaries, expenses and employee benefits; handling and custom fees and related charges; hangar and storage charges; insurance premiums for all insurance coverage required by this Lease; and all fines, fees or penalties arising directly or indirectly out of this Lease or Lessee's operation of the Aircraft.

        (g)    Log Books

        Lessee shall maintain all current and complete logs, books and records (including any computerized maintenance records) pertaining to the Aircraft and its maintenance during the Lease Term in accordance with FAA rules and regulations and Lessee shall, at the end of the Lease Term, deliver such records in legible form to Lessor.

        (h)    Pilots

        The Aircraft shall, at all times during the Lease Term, be operated by duly qualified, current, and rated (appropriate to the Aircraft) pilots paid and contracted for by Lessee and employed by Lessee, whose licenses are in good standing, who meet the requirements established and specified by the insurance policies required hereunder and by the FAA, and who have attended and successfully completed the manufacturer's approved training course for this type of Aircraft.

        (i)    Alterations

        Lessee shall not in any way alter, modify or make additions or improvements to the Aircraft, except as specifically required by Section 6 or under applicable laws or regulations, without the prior written consent of Lessor. All non- severable alterations, modifications, additions and improvements which are made shall become the property of Lessor and shall be subject to all the terms of this Lease.

        (j)    Identification

        Lessee shall keep a legible copy of this Lease in the Aircraft at all times.

        (k)    Liens

        Without the prior written consent of Lessor, Lessee will not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to (x) the Aircraft or any part thereof, (y) Lessor's title thereto or (z) any interest of the Lessor therein, except (i) the respective rights of Lessor and Lessee as herein provided, (ii) Lessor Liens (as defined below), (iii) liens for taxes of Lessee either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft, any risk of any material civil liability or any risk of criminal liability on the part of Lessor, (iv) material mens, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of Lessee's business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue for a period of more than thirty (30) days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft or of any interest of Lessor therein, or any risk of criminal liability, (v) liens arising out of any judgment or award against Lessee not covered by insurance, unless the judgment secured shall not, within sixty (60) days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within sixty (60) days after the expiration of such stay, and (vi) any other lien with respect to which Lessee shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Lessor. Lessee shall promptly, at its own expense, take (or cause to be taken) such actions as may be necessary to discharge duly any such lien not excepted above if the same shall arise at any time. "Lessor Liens" means any Lien arising as a result of (a) claims against Lessor not related to this Lease, (b) acts or omissions of Lessor not related to this Lease or in breach of any representation, warranty or covenant hereunder, (c) events or circumstances that occurred prior to the commencement of this Lease, (d) taxes, fees, charges and assessments that are not indemnified or payable by Lessee hereunder, or (e) any transfer, sale or assignment by Lessor of any interest in this Lease or the Aircraft.

        (l)    Taxes

        Lessee agrees to pay all property taxes, tolls, license fees or assessments, and landing fees (collectively, "Charges") which may be levied or assessed by any government against the Aircraft or the use thereof, in each case to the extent attributable to the period of the Lease Term. In addition, Lessee shall be liable to pay any retail sales or use tax that. may be imposed on or with respect to the amount of the Fixed Rentals hereunder (a "Rental Tax"), but Lessee shall not be liable to pay any Rental Tax imposed or based on or with respect to any amount other than (i) the Fixed Rentals or (ii) in the case of Washington State retail sales tax, an assumed rental rate of approximately $7,000 per flight hour, and if Lessee is required to pay taxes above the amount Lessee is responsible for under this Section 5(1), Lessor is obligated to reimburse Lessee for the excess of the amount Lessee is responsible for under this Section 5(1). Lessee will reimburse Lessor for any such Charges and Rental Taxes which Lessor shall be required to pay; however, Lessee may contest any assessment of a Charge or a Rental Tax on Lessor and Lessor shall provide Lessee with a timely opportunity to defend against such assessment and cooperate in the defense thereof at Lessee's expense. Lessee shall, upon receipt of written request from Lessor, submit to Lessor evidence of Lessee's payment of any Charges and Rental Taxes due by Lessee.

6.    AIRCRAFT MAINTENANCE

        (a)    Maintenance

        During the Lease Term and until such time as the Aircraft is returned to Lessor, Lessee agrees, at the direction of Lessor and at Lessee's expense, to cause the Aircraft to be maintained at all times in (A) fully operational, duly certified and airworthy condition and maintained in accordance with the manufacturer's recommended inspection program (FAR 91.409(f)(3)) and (B) condition adequate to comply with all regulations of the FAA or any other governmental agency having jurisdiction over the maintenance, use or operation of the Aircraft. Without limiting the foregoing, Lessee shall maintain, inspect, service and test the Aircraft and perform all repairs on the Aircraft in accordance with (i) all maintenance manuals for the Aircraft from time to time issued by the airframe manufacturer, the engine manufacturer or any other applicable manufacturer, (ii) all recommended service bulletins which might have a detrimental effect on the Aircraft airworthiness or safety of the Aircraft if not performed, and (iii) all airworthiness alerts and airworthiness directives issued by the FAA or any other governmental agency having jurisdiction. All work required by this Section 6(a) shall be undertaken and completed only by properly trained, licensed and certified maintenance personnel. All replacement parts shall be of the type approved by the airframe manufacturer, be of the same or better quality as the replaced part, and become the property of Lessor (free and clear of all liens and encumbrances other than the liens described in clauses (i) through (vi) of Section 5(k) hereof upon installation. Notwithstanding the foregoing. Lessor shall pay any extraordinary costs of maintenance or of complying with manufacturer's service bulletins or FAA airworthiness alerts and directives.

        (b)    Rights Against Third Parties

        Lessor hereby assigns to Lessee for the Lease Term all presently existing and future rights of Lessor against the manufacturer of, or service facility for, the airframe, engines, accessories, equipment and component parts of the Aircraft or any replacement thereof with respect to the obligation of said manufacturer or service facility under the warranties granted pursuant to the sale or servicing of such property. Lessee shall perform, and Lessor shall cooperate with Lessee to perform, all acts necessary to make a claim under any such warranty at Lessee's own expense.

7.    INSPECTION

        Lessor or its designee shall have the right, but not the duty, to inspect the Aircraft at any reasonable time and upon reasonable notice, provided that each such inspection shall be subject to Lessees safety and security rules applicable to the location of the Aircraft and no exercise of such inspection right shall interfere with the normal operation or maintenance of the Aircraft by Lessee or violate requirements of applicable insurance policies. Upon Lessor's request, Lessee shall advise Lessor of the Aircraft's location and, within a reasonable time and, provided there is no undue inconvenience and delay to Lessee, shall permit Lessor to examine all information, logs, documents and Lessee's records regarding or with respect to the Aircraft and its use maintenance or condition.

8.    LOSS OR DAMAGE

        (a)    Casualty Occurrences

        In the event of a Casualty Occurrence, the Lease Term and Lessee's liability hereunder for any further Fixed Rentals shall terminate, and Lessor shall be entitled to recover possession of the Aircraft. Lessee shall immediately report a Casualty Occurence to Lessor and, as required by law, to governmental agencies. Lessor and Lessee shall proceed diligently and cooperate fully with each other to secure a recovery for any Casualty Occurrence. All proceeds of insurance referred to in Section 9 below, and/or all proceeds of any compensation in connection with the condemnation, confiscation, seizure or requisition of the Aircraft, applicable to a Casualty Occurrence shall be paid to Lessor. As used herein, a "Casualty Occurrence" shall mean any of the following events with respect to the Aircraft: (i) loss of the Aircraft or the use thereof due to the destruction, damage beyond repair or rendition of the Aircraft permanently unfit for normal use for any reason whatsoever; (ii) any damage to the Aircraft (including, but not limited to, anything requiring the completion of an FAA Form 337 "Major Repair and Alteration Statement") which results in an insurance settlement with respect to the Aircraft on the basis of a total loss; (iii) the theft or disappearance of the Aircraft which shall have resulted in the loss of possession of the Aircraft by Lessee for a period of five (5) consecutive days or more; or (iv) the condemnation, confiscation or seizure of, or the requisition of title to or use or possession of, the Aircraft for a period of five (5) consecutive days or more. A Casualty Occurrence with respect to the Aircraft shall be deemed to have occurred if a Casualty Occurrence occurs with respect to the airframe of such Aircraft.

        (b)    Repairable Damage

        If repairable damage occurs to the Aircraft or any part thereof that does not constitute a Casualty Occurrence, Lessee's obligation to pay rent under this Lease shall continue. To the extent necessary and appropriate, Lessee shall apply the proceeds of any insurance referred to in Section 9 below paid with respect to such damage to the repair of the Aircraft.

9.    INSURANCE

        (a)    Public Liability and Property Damage Insurance

        Lessee represents and warrants that it will maintain in effect, at its own expense with insurers of recognized responsibility reasonably satisfactory to Lessor, (i) public liability insurance, including bodily injury and property damage (including, without limitation, passenger legal liability) in an amount not less than $200,000,000 for each single occurrence and (ii) such other property damage insurance (exclusive of manufacturer's property liability insurance) with respect to the Aircraft as is of the type and in the amounts usually carried by corporations similarly situated with Lessee, and owning or operating similar aircraft and engines and which covers risks of the kind customarily insured against by such corporations. Lessee shall provide at its own expense worker's compensation insurance with all-states coverage for the crew and maintenance personnel.

        (b)    Insurance Against Loss or Damage to the Aircraft

        Lessee represents and warrants that it will maintain in effect, at its own expense, with insurers of recognized responsibility reasonably satisfactory to Lessor, all-risk ground and flight aircraft hull insurance covering the Aircraft, including F.O.D. (foreign object damage), fire and explosion coverage, and lightning and electrical damage, and with respect to any Engines or Parts while removed from the Aircraft, and with respect to any engines or parts while temporarily installed on the Aircraft, provided that such insurance shall at all times while the Aircraft is subject to this Lease be for an amount of not less than the "Fair Market Value" of the Aircraft. For all purposes hereof, the Fair Market Value of the Aircraft shall be assumed to be $45,000,000, unless, at the request of either party, a valuation is obtained from a mutually agreed upon appraiser, in which event such appraised value shall be the Fair Market Value of the Aircraft. Lessee shall additionally maintain in effect, at its own expense, with insurers of recognized responsibility reasonably satisfactory to Lessor, war risk, hijacking (air piracy), governmental confiscation and expropriation insurance with respect to the Aircraft in a face amount of not less than the Fair Market Value for the Aircraft from time to time which shall be in full force and effect throughout any geographical areas at any time traversed by the Aircraft.

        (c)    Insured Parties as Additional Insured; Notice

        Any policies of insurance carried in accordance with this Section and any policies taken out in substitution or replacement for any such policies (i) shall name Lessor as an additional named insured as its interest may appear, (ii) with respect to insurance carried in accordance with paragraph (b) covering the Aircraft, shall be made payable (A) to Lessee, with respect to any damage to the Aircraft or any part thereof if such damage does not constitute a Casualty Occurrence, and shall be applied by Lessee to payment of the costs actually incurred with respect to repairs made to the Aircraft so as to restore it to the operating condition required by Section 6 hereof and any excess shall be disbursed as otherwise required by this Lease, or (B) to Lessor in the case of a Casualty Occurrence, (iii) shall provide that if the insurers cancel such insurance for any reason whatever, or any substantial change is made in the coverage which affects the interests of Lessor, or the same is allowed to lapse for nonpayment of premium or such insurance coverage is reduced, such cancellation, change, lapse or reduction shall not be effective as to Lessor for thirty (30) days following receipt by Lessor of written notice by such insurers of such cancellation, change, lapse or reduction and (iv) shall provide that in respect of the interest of Lessor in such policies the insurance shall not be invalidated by any action or inaction of Lessee or any other Person (other than Lessor) and shall insure Lessor's interest, as it appears, regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by Lessee or any other Person (other than Lessor). Each insurance policy and its respective coverage amounts obtained in accordance with the requirements set forth in paragraphs (a) and (b) of this Section 9, (i) shall be primary without right of contribution from any other insurance which is carried by Lessor to the extent that such other insurance provides Lessor with contingent and/or excess liability insurance with respect to its interest as such in the Aircraft and (ii) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, and shall waive any right of the insurers to any set-off or counterclaim or any other deduction, by attachment or otherwise, in respect of Lessor or Lessee.

        (d)    Reports, etc.

        Lessee will advise Lessor in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. Lessee will also advise Lessor in writing at least thirty (30) days prior to the expiration or termination date of any insurance carried and maintained on the Aircraft pursuant to this Section. In the event Lessee shall fail to maintain insurance as herein provided, Lessor may, at its option, provide such insurance, and Lessee shall, upon demand, reimburse Lessor for the cost thereof.

10.    RETURN

        (a)    Location

        Upon the termination or expiration of the Lease Term, Lessee shall return the Aircraft, in accordance with Section 10(b), at Hillsboro, Oregon or at such other location within the 48 contiguous United States as may be agreed between Lessor and Lessee. All expenses for delivery and return of the Aircraft shall be borne by Lessee.

        (b)    Return Condition

        Upon return (other than a return upon a Casualty Occurrence where provisions of Section 8 shall apply) and at Lessee's expense (or at Lessor's expense as specified in Section 6(a)), the Aircraft must satisfy all of the following conditions:

  (i)
  The Aircraft must be in an airworthy and serviceable condition, meet all of the applicable regulations of the FAA, and have a valid and continuing FAA certificate of airworthiness;

  (ii)
  The Aircraft must be returned with all equipment, parts, components, passenger service items and other accessories that were on or in the Aircraft when delivered to Lessee in a serviceable condition (ordinary wear and tear excepted) or with an equivalent or better replacement thereof;

  (iii)
  All exterior paint and interior components (including, without limitation, paint, carpet, fabric and wood paneling) must be in the same good appearance as when the Aircraft was delivered to Lessee (ordinary wear and tear excepted), and any Lessee identification or logo in or on the Aircraft shall have been removed by Lessee;

  (iv)
  The Aircraft must be returned with all and complete originals of the logs, manuals, certificates, data, inspection, modification and overhaul records that were on or in the Aircraft when delivered to Lessee or are required to be obtained and maintained by Lessee hereunder

    (or if originals are not available, then any consequences of or conditions to use of new logs and new maintenance records under FAA rules and regulations shall be observed or complied with), and all entries therein must be complete, correct and current, and in the case of any modifications made to, or supplemental type certificates incorporated in, the Aircraft, all engineering documents and drawings therefor must also be returned;

  (v)
  The Aircraft shall undergo a reasonable inspection or inspections or a flight test or tests, as required in Lessor's discretion, resulting in Lessor's determination that the Aircraft and all parts, components, systems and records comply with FAA standards at that date and meet all of the above conditions.

        If Lessee does not return the Aircraft in accordance with the above condition, (A) Lessor may make (or cause to be made) any repairs reasonably necessary to restore the Aircraft to the required condition, (B) Lessee shall reimburse Lessor, upon demand, for any costs, expenses and fees related to such restoration (including, without limitation, costs and expenses incurred as a result of actions pursuant to the parenthetical in clause (iv) above) and/or (C) Lessee shall compensate Lessor for the diminished value of the Aircraft resulting from Lessee's failure to return the Aircraft in such condition to Lessor's satisfaction.

        If the parties hereto cannot agree on the diminished value of the Aircraft mentioned in the preceding clause (C) above, said value shall be established by using the average of the diminished value determined by two appraisals (each party appointing one appraiser) if these are within five percent (5%) of each other; if not, a third appraisal shall be done (the appraiser being appointed by the two preceding appraisers) and the average of the two closest appraisals shall be used.

11.    REPRESENTATIONS AND WARRANTIES OF LESSEE

        Lessee represents and warrants to Lessor as follows:

        (a)    Due Organization

        Lessee is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction where the conduct of its business requires it to be so qualified and a failure to be so qualified would have a material adverse affect on Lessees business or financial condition, is a "Citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor, and has the corporate power and authority to enter into and perform its obligations under this Lease.

        (b)    Due Authorization; Enforceability; No Violation

        This Lease has been duly authorized by all necessary corporate action on the part of Lessee, does not require any approval of the stockholders of Lessee, has been duly executed and delivered by Lessee, and constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms. The execution and delivery by Lessee of this Lease, and the performance by Lessee of its obligations hereunder, will not be inconsistent with its charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to or binding on Lessee, do not and will not contravene any provision of, or constitute a default or result in the creation of any lien (except Lessee's interest hereunder) under, any indenture, mortgage, contract or other instrument to which Lessee is a party or by which it is bound, and do not and will not require any approval or consent of any trustee or holders of indebtedness or obligations of Lessee, except such as have been duly obtained.

        (c)    Government Approvals

        No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of or by, any federal, state or local governmental authority or agency (including. without limitation, the FAA or any similar agency) is required with respect to the execution, delivery and performance by Lessee of this Lease or the consummation of any of the transactions by Lessee contemplated hereby, or if any such approval, notice, registration or action is required, it has been duly given or obtained; except that as a condition to being able to operate the Aircraft, Lessee is required to, and shall, comply with Section 91.23(c) of Title 14 of the Code of Federal Regulations.

        (d)    Location of Chief Executive Offices

        The chief executive office or chief place of business (as either of such terms is used in Article 9 of the Uniform Commercial Code) of Lessee is located at its address set forth hereinabove, and Lessee agrees to give Less or prior written notice of any relocation of said chief executive office or chief place of business from its present location.

12.    REPRESENTATIONS AND WARRANTIES OF LESSOR

        Lessor represents and warrants to Lessee as follows:

        (a)    Due Organization

        Lessor is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction where the conduct of its business requires it to be so qualified and has the corporate power and authority to carry on its business and to enter into and perform its obligations under this Lease.

        (b)    Due Authorization; Enforceability; No Violation

        This Lease has been duly authorized by all necessary corporate action on the part of Lessor, does not require any approval of the stockholders of Lessor, has been duly executed and delivered by Lessor, and constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms. The execution and delivery by Lessor of this Lease, and the performance by Lessor of its obligations hereunder, will not be inconsistent with its charter or by-laws and will not contravene any law, governmental rule or regulation, judgment or order applicable to, or binding on, Lessor.

        (c)    Undisclosed Defects

        Lessor has no knowledge of undisclosed defects in the Aircraft.

13.    LESSOR'S DISCLAIMER

        EXCEPT AS SET FORTH ABOVE, LESSOR (AND ITS AFFILIATES) DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE AIRCRAFT LEASED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor (and its affiliates) and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor and its affiliates shall have no responsibility or liability to Lessee or any other person with respect to any of the following, regardless of any negligence of Lessor or its affiliates: (i) any liability, loss or damage caused or alleged to be caused, directly or indirectly by the

Aircraft, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of the Aircraft or any risks relating thereto, (iii) any interruption of service, loss of business or anticipated profits or consequential damages. or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of the Aircraft.

14.    INDEMNIFICATION

        (a)    General Indemnity

        Lessee shall indemnify and save harmless Lessor, its affiliates, its successors and assigns, their directors, officers and employees (each, an "Indemnitee"), from and against any and all losses, claims (including. without limitation, claims involving strict or absolute liability in tort, damage, injury, death, liability and third party claims), suits, demands, costs and expenses of every nature (including, without limitation, reasonable attorneys' fees) arising directly or indirectly from or in connection with the possession, maintenance, condition, storage,use, operation or return of the Aircraft under this Lease (each, a "Claim"); provided, that the foregoing indemnity shall not extend to an Indemnitee with respect to any Claim to the extent such Claim is directly related to one or more of the following: (1) any breach of any representation or warranty by Lessor hereunder, or (2) the failure by Lessor to perform or observe any of its agreements, covenants or conditions herein, or (3) the willful misconduct or the gross negligence of any Indemnitee, or (4) the offer, sale or other disposition (voluntary or involuntary) of all or any part of Lessor's interest in the Aircraft or any part thereof, or (5) any tax, fee, Charge, or assessment or (6) except to the extent fairly attributable to the Lease Term, acts or events occurring, or circumstances or conditions existing, prior to, or after expiration or termination of, the Lease Term or actions taken (or required to be taken and not taken) prior to, or after expiration or termination of, the Lease Term or (7) any amount which Lessor expressly agrees to pay hereunder or any amount which is expressly stated to be a Claim that is not reimbursable by Lessee hereunder, or (8) any amounts relating to the deregistration with the FAA of the Aircraft as a result of the Lessor not being a Citizen of the United States. Lessee shall, upon request of Lessor, defend any actions based on or arising out of any of the Claims that Lessee is responsible for. Lessor shall not pay or settle any Claim without the prior written consent of Lessee, which shall not be unreasonably withheld or delayed, or conditioned (except on contest).

        (b)    Survival

        Lessee's obligations under this Section 14 shall survive termination of this Lease and shall remain in effect until all required indemnity payments have been made by Lessee to Lessor.

15.    LESSEE'S DEFAULT

        Each of the following events shall constitute an "Event of Default" hereunder:

        (a)  Lessee shall fail to make payment of any Aggregate Rental when due and such failure shall continue for five (5) business days after Lessor gives Lessee written notice of such failure; or

        (b)  Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Lease or any agreement, document or certificate delivered by Lessee in connection herewith in any material respect, and such failure shall continue for thirty (30) days after written notice thereof from Lessor to Lessee; or

        (c)  Any representation or warranty made by Lessee in this Lease or any agreement, document, certificate delivered by the Lessee in connection herewith is or shall become incorrect in any material respect, and, if such a default is susceptible of being corrected, Lessee fails to correct such default with thirty (30) days of a written notice from Lessor requesting correction of same; or

        (d)  Lessee shall become insolvent or cease to do business as a going concern; or

        (e)  Lessee makes an assignment for the benefit of creditors, or if a petition is filed by or against Lessee under any bankruptcy or insolvency law; or

If a receiver is appointed for Lessee or any of Lessee's property.

16.    LESSOR'S REMEDIES

        (a)    Remedies

        Upon the occurrence of any Event of Default, Lessor may, at its option, exercise any and or all remedies available at law or in equity, including, without limitation, any or all of the following remedies, as Lessor in its sole discretion shall elect:

  (i)
  By notice in writing terminate this Lease, whereupon all rights of Lessee to the use of the Aircraft or any part thereof shall absolutely cease and terminate but Lessee shall remain liable as hereinafter provided; and thereupon Lessee, if so requested by Lessor, shall at its expense promptly return the Aircraft as required by Section 10 hereof or Lessor, at its option, may, with or without legal process, enter upon the premises where the Aircraft may be located and take immediate possession of and remove the same. Lessee specifically authorizes Lessor's entry upon any premises where the Aircraft may be located for the purpose of, and waives any cause of action it may have arising from, a peaceful retaking of the Aircraft; and

  (ii)
  Perform or cause to be performed any obligation, covenant or agreement of Lessee hereunder. Lessee agrees to pay all costs and expenses incurred by Lessor for such performance as additional Aggregate Rental hereunder and acknowledges that such performance by Lessor shall not be deemed to cure said Event of Default.

        (b)    Costs and Attorneys Fees

        Lessee shall be liable for all costs, charges and expenses, including reasonable legal fees and disbursements, incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto.

        (c)    Nonexclusive

        No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. Lessor shall not be deemed to have waived any breach, Event of Default or right hereunder unless the same is acknowledged in writing by a duly authorized representative of Lessor. No waiver by Lessor of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided herein.

17.    LESSOR'S ASSIGNMENT

        It is understood that Lessor may assign or pledge any or all of its rights in this Lease or the Aircraft without notice to or the consent of Lessee. Any payments received by the assignee from Lessee with respect to the assigned portion of the Lease shall, to the extent thereof, discharge the obligations of Lessee to Lessor with respect to the assigned portion of the Lease.

18.    NOTICES

        Unless specifically provided to the contrary herein all notices permitted or required by this Lease shall be in writing and shall be deemed given when sent by telecopy or by nationally recognized courier service to the address set forth herein below, or such other address as may hereafter be designated by the addressee in a written notice to the other party.

19.    ENTIRE AGREEMENT

        The terms and conditions of this Lease constitute the entire agreement between the parties as to the subject matter hereof and supersede all prior written and oral negotiations, representations and agreements, if any, between the parties on such matters and shall be binding upon the parties, their successors, assigns and legal representatives.

20.    MODIFICATION OF AGREEMENT

        No change or modification hereof or waiver of any term or condition hereof shall be effective unless the change or modification is in writing and signed by both parties.

21.    TIME OF THE ESSENCE

        Time is of the essence in this Lease.

22.    COUNTERPARTS

        This Lease maybe executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

23.    HEADINGS

        The headings of Sections and subsections of this Lease (other than Section 25) are included for convenience only and shall not be used in its construction or interpretation.

24.    GOVERNING LAW

        THE PARTIES HERETO ACKNOWLEDGE THAT THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

25.    TRUTH-IN-LEASING

        (a)  LESSEE HAS REVIEWED THE AIRCRAFT'S MAINTENANCE AND OPERATING LOGS SINCE ITS DATE OF MANUFACTURE AND HAS FOUND THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS DURING SUCH PERIOD. LESSEE CERTIFIES THAT THE AIRCRAFT PRESENTLY COMPLIES WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS.

        (b)  LESSEE CERTIFIES THAT LESSEE, AND NOT LESSOR, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE DURING THE TERM HEREOF. LESSEE FURTHER CERTIFIES THAT LESSEE UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

        (c)  LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

        Notwithstanding the foregoing, any inaccuracy in any statement or certification in Section 25(a) shall not in and of itself constitute an indemnifiable Claim or an Event of Default hereunder.

        IN WITNESS WHEREOF, the parties hereto have each caused this Lease to be duly executed as of the year and day first above written. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED ON BEHALF OF EACH PARTY.

LESSOR:		LESSEE:
By:	/s/ JIM JANNARD	By:	/s/ LINK NEWCOMB

Title:	President	Title:	Chief Operating Officer

Address:		Address:
Attention:		Attention:

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  Exhibit 10.28
AIRCRAFT LEASE